Exhibit (n)(ii)

Powers of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below nominates, constitutes and appoints Bruce N. Alpert or Agnes Mullady (with power of substitution) as his true and lawful attorney-in-fact to make, execute and sign any Registration Statement on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, of THE GABELLI NATURAL RESOURCES, GOLD & INCOME TRUST (the “Fund”) and all amendments and supplements thereto and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of securities issued by the Fund, and to file any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the foregoing as fully to all intents and purposes as the undersigned Trustees themselves might or could do.

IN WITNESS WHEREOF, each of the undersigned Trustees have hereunto set their hand this 20th day of August, 2008.

/s/ Anthony J. Colavita	/s/ Michael J. Melarkey
Anthony J. Colavita	Michael J. Melarkey
Trustee	Trustee

/s/ James P. Conn	/s/ Kuni Nakamura
James P. Conn	Kuni Nakamura
Trustee	Trustee

/s/ Mario d' Urso	/s/ Anthonie C. van Ekris
Mario d' Urso	Anthonie C. van Ekris
Trustee	Trustee

/s/ Vincent D. Enright	/s/ Salvatore J. Zizza
Vincent D. Enright	Salvatore J. Zizza
Trustee	Trustee

/s/  Frank J. Fahrenkopf
Frank J. Fahrenkopf
Trustee

Powers of Attorney

Each of the undersigned, being a person required to file a statement under Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “1934 Act”), with respect to THE GABELLI NATURAL RESOURCES, GOLD & INCOME TRUST (the “Fund”), a Delaware Statutory Trust, hereby authorizes, designates and appoints Bruce N. Alpert or Agnes Mullady (with full power of substitution) as his true and lawful attorney-in-fact and agent to make, execute and sign all statements on Form 3, Form 4, and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as required by the 1934 Act and the Investment Company Act of 1940, as amended, and the rules thereunder, and to take any and all such other actions as such attorneys in-fact may deem necessary or appropriate in connection with such statements, hereby confirming and ratifying all actions that such attorney-in-fact has taken or may take in reliance thereon.  This power of attorney shall continue in effect with respect to any undersigned person until such undersigned person no longer has any obligations to file statements under the section cited above, or until specifically terminated in writing by such undersigned person.

IN WITNESS WHEREOF, each of the undersigned Trustees have hereunto set their hand this 20th day of August, 2008.

/s/ Anthony J. Colavita	/s/ Michael J. Melarkey
Anthony J. Colavita	Michael J. Melarkey
Trustee	Trustee

/s/ James P. Conn	/s/ Kuni Nakamura
James P. Conn	Kuni Nakamura
Trustee	Trustee

/s/ Mario d' Urso	/s/ Anthonie C. van Ekris
Mario d' Urso	Anthonie C. van Ekris
Trustee	Trustee

/s/ Vincent D. Enright	/s/ Salvatore J. Zizza
Vincent D. Enright	Salvatore J. Zizza
Trustee	Trustee

/s/  Frank J. Fahrenkopf
Frank J. Fahrenkopf
Trustee